UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 26, 2006

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

12333 West Olympic Boulevard	90064-1021
Los Angeles, California	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (310) 893-1600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-10.1
Ex-99.1

Item 1.01 Entry into a Material Definitive Agreement.
On January 24, 2006, the Personnel and Compensation Committee (the “Committee”) of the Board of Directors of Teledyne Technologies Incorporated (the “Company”) took the actions described below with regard to the compensation of the Company’s Named Executive Officers:
a)	Approved a Second Amended and Restated Employment Agreement with Dr. Robert Mehrabian, the Company’s Chairman, President and Chief Executive Officer, which amends the Amended and Restated Employment Agreement with Dr. Mehrabian dated April 25, 2001. The Second Amended and Restated Employment Agreement primarily reflects changes triggered by Section 409A of the Internal Revenue Code relating to deferred compensation plans. It also updates Dr. Mehrabian’s current salary, as well as dates and addresses.
b)	Authorized payment of Annual Incentive Plan (“AIP”) cash bonus awards to each of the Company’s Named Executive Officers with respect to the fiscal year ended January 1, 2006. AIP award opportunities are expressed as a percentage of a participant’s base salary and are based on the achievement of pre-defined performance measures, with up to 200% of the target award eligible to be paid in the case of significant over-achievement. The majority of the award is based on Teledyne’s achievement of certain financial performance goals, with a smaller portion tied to the achievement of pre-established individual goals. Generally, 40% of the awards are tied to the achievement of predetermined levels of operating profit, 25% to the achievement of predetermined levels of revenue, 15% to the achievement of predetermined levels of accounts receivable and inventory as a percentage of revenue and 20% to the achievement of specified individual performance objectives. These predetermined levels may vary by business unit. In addition, a discretionary adjustment of plus or minus 20% is allowed, although aggregate upward adjustments will not exceed 5%. AIP awards are generally from a pool equal to 11% of operating profit, subject to modification by the Committee. No AIP bonus will be earned in any year unless operating profit is positive, after accruing for bonus payments, and operating profit is at least 75% of the operating plan, subject in each case to modification by the Committee.
The following table sets forth the current rate of base salary for the Named Executives and the AIP cash bonus payments for the year ended January 1, 2006, reflecting favorable 2005 operating results:

		BASE	2005 CASH
NAME	POSITION	SALARY*	BONUS
Robert Mehrabian	Chairman, President and Chief Executive Officer	$700,003	$1,200,000
John T. Kuelbs	Executive Vice President, General Counsel and Secretary	$369,054	$391,638
Dale A. Schnittjer	Senior Vice President and Chief Financial Officer	$340,018	$360,824
James M. Link	President, Teledyne Brown Engineering, Inc.	$291,909	$199,900
Aldo Pichelli	Senior Vice President and Chief Operating Officer, Electronic and Communications Segment	$268,798	$197,179

*	Effective September 1, 2005.

c)	Approved the 2006 goals for the Annual Incentive Plan (“AIP”) cash bonus awards to each of the Company’s Named Executive Officers. AIP awards for 2006 are to be based on the same financial and non-financial measures described above for the fiscal year ended January 1, 2006.

For 2006, subject to the performance measures and discretion of the Committee, as noted above, the Named Executives are eligible for an AIP cash bonus based on the following percentage of their annual base salary:

		2006 AIP AWARD
		ELIGIBILITY
NAME	POSITION	AS A % OF SALARY
Robert Mehrabian	Chairman, President and Chief Executive Officer	80%
John T. Kuelbs	Executive Vice President, General Counsel and Secretary	60%
Dale A. Schnittjer	Senior Vice President and Chief Financial Officer	60%
James M. Link	President, Teledyne Brown Engineering, Inc.	45%
Aldo Pichelli	Senior Vice President and Chief Operating Officer, Electronic and Communications Segment	45%
Item 2.02 Results of Operations and Financial Condition
On January 26, 2006, Teledyne Technologies Incorporated issued a press release with respect to its fourth quarter 2005 financial results. That press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The information furnished pursuant to this Item 2.02 shall in no way be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
Exhibit 10.1 Second Amended and Restated Employment Agreement with Dr. Robert Mehrabian dated January 24, 2006.
Exhibit 99.1 Press release dated January 26, 2006

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Dale A. Schnittjer
Dale A. Schnittjer
Senior Vice President and Chief Financial Officer
Dated: January 26, 2006

EXHIBIT INDEX

Description
Exhibit 10.1	Second Amended and Restated Employment Agreement with Dr. Robert Mehrabian dated January 24, 2006.

Exhibit 99.1	Teledyne Technologies Incorporated Press Release dated January 26, 2006.